    As filed with the Securities and Exchange Commission on December 3, 1999
                                                     Registration No. 333-______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        TeleServices Internet Group Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                         Florida                                                            59-2773602
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(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

100 Second Avenue South, Suite 1000, St. Petersburg, Florida                                  33701
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       (Address of Principal Executive Offices)                                             (Zip Code)


                            TSIG.com 1999 Stock Plan
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                            (Full title of the plan)

         Paul W. Henry, Secretary, 100 Second Avenue South, Suite 1000,
                         St. Petersburg, Florida 33701
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (727) 895-4410
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           offering price       aggregate offering          Amount of
    to be registered           registered            per share (1)             price (1)        registration fee (1)
----------------------------------------------------------------------------------------------------------------------
     Common Stock,
  $.0001 Par Value (2)         35,000,000                $.044                $1,540,000               $428.12
======================================================================================================================
         TOTALS                35,000,000                                     $1,540,000               $428.12
======================================================================================================================

(1) Because neither the offering price of shares of Common Stock being registered nor the exercise price of any options to be granted under the TSIG.com 1999 Stock Plan is not known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the TSIG.com 1999 Stock Plan.

                      REGISTRATION OF ADDITIONAL SECURITIES

         In accordance with General Instruction E of Form S-8, TeleServices Internet Group Inc. (the "Registrant") is registering additional shares of common stock pursuant to the TSIG.com 1999 Stock Plan (the "TSIG.com Plan"). The Registrant currently has an effective registration statement filed on Form S-8 relating to the TSIG.com Plan which registered securities of the same class as those being registered herewith, File No. 333-86751, filed with the Securities and Exchange Commission on September 8, 1999. The Registrant incorporates by reference into this registration statement the contents of its earlier registration statement on Form S-8 (File No. 333-86751), which is made a part hereof.

         On November 16, 1999, the Board of Directors of the Registrant increased the number of shares of common stock authorized to be issued under the TSIG.com Plan from 25,000,000 to 60,000,000. The 25,000,000 previously authorized to be issued under the TSIG.com Plan were registered in the prior registration statement. This registration statement registered the additional 35,000,000 shares authorized to be issued under the TSIG.com Plan.

                                    EXHIBITS

         Exhibit Number             Description
         --------------             -----------

                4.8 The Company's Articles of Incorporation, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.7 of the Company's Current Report on Form 8-K dated July 8, 1999 and filed July 13, 1999).

                4.9 The Company's Bylaws, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.6 of the Registrant's Registration Statement on Form SB-2 (file no. 333-78077) filed on May 7,
                                    1999).

                5.11                Opinion of Counsel, Futro & Trauernicht LLC.
                                    (Filed herewith.)

               10.14 TSIG.com 1999 Stock Plan, as amended November 16, 1999. (Filed herewith.)

               23.23 Consent of Schumacher & Associates, Inc., Certified Public Accountants. (Filed herewith.)

               23.24                Consent of Counsel, Futro & Trauernicht LLC.
                                    (Included in Exhibit 5.11.)






                                       1
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 3rd day of December, 1999.

                                      TELESERVICES INTERNET GROUP INC.

                                      By: /s/ Robert P. Gordon
                                         ---------------------------------------
                                         Robert P. Gordon, Chairman

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                                      By: /s/ Robert P. Gordon
                                         ---------------------------------------
                                         Robert P. Gordon, Chairman, Director

                                      Dated: December 3, 1999



                                      By: /s/ Anthony Peterson
                                         ---------------------------------------
                                         Anthony Peterson, Chief Financial
                                         Officer, Principal Accounting Officer

                                      Dated: December 3, 1999



                                      By: /s/ Paul W. Henry
                                         ---------------------------------------
                                         Paul W. Henry, Secretary, Treasurer,
                                         Director

                                      Dated: December 3, 1999



                                      By: /s/ Frank Ragano
                                         ---------------------------------------
                                         Frank Ragano, Director

                                      Dated: December 3, 1999



                                      By: /s/ J.R. LeShufy
                                         ---------------------------------------
                                         J.R. LeShufy, Director

                                      Dated: December 3, 1999

                                  EXHIBIT INDEX

         Exhibit Number             Description
         --------------             -----------

                4.8 The Company's Articles of Incorporation, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.7 of the Company's Current Report on Form 8-K dated July 8, 1999 and filed July 13, 1999).

                4.9 The Company's Bylaws, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.6 of the Registrant's Registration Statement on Form SB-2 (file no. 333-78077) filed on May 7,
                                    1999).

               5.11                 Opinion of Counsel, Futro & Trauernicht LLC.
                                    (Filed herewith.)

               10.14 TSIG.com 1999 Stock Plan, as amended November 16, 1999. (Filed herewith.)

               23.23 Consent of Schumacher & Associates, Inc., Certified Public Accountants. (Filed herewith.)

               23.24                Consent of Counsel, Futro & Trauernicht LLC.
                                    (Included in Exhibit 5.11.)